EXHIBIT 17(d)
FORM OF PROXY CARD

PROXY	PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 16, 2009	PROXY
This proxy is solicited on behalf of the Board of Trustees of Transamerica Funds, on behalf of its series, [ ] (the “Fund”). The undersigned hereby appoint(s) John K. Carter and Dennis P. Gallagher, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote for the undersigned all shares of beneficial interest of the Fund with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Funds to be held at the offices of Transamerica Asset Management, Inc. at 570 Carillon Parkway, St. Petersburg, Florida 33716, on November 16, 2009, at 11:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, with all the power the undersigned would possess if personally present.
The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and combined Proxy Statement and Prospectus and revokes any proxy previously given with respect to the Special Meeting.
The shares represented by this proxy will be voted as instructed. The proxies are authorized in their discretion to vote upon such other matters as may come before the meeting or any adjournment or postponement thereof. The proxies intend to vote with management on any such other business properly brought before the meeting or any adjournment or postponement thereof.

Note: Signature(s) should be exactly as the name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature(s)

Title (if applicable)

Date
NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED.
FUND
Fund name Drop In 1
Fund name Drop In 2

VOTING OPTIONS
Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET	or VOTE BY PHONE	or VOTE BY MAIL	or VOTE IN PERSON
Log on to: [ ] Follow the on-screen instructions available 24 hours	Call [ ] Follow the recorded instructions available 24 hours	Vote, sign and date this Proxy Card and return in the postage-paid envelope	Attend Shareholder Meeting at 570 Carillon Parkway St. Petersburg, FL on November 16, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2009.
THE PROXY STATEMENT FOR THIS SPECIAL MEETING IS AVAILABLE AT
WWW.TRANSAMERICAFUNDS.COM.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL [   ].
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☐

		FOR	AGAINST	ABSTAIN
[ ].	To approve the Agreement and Plan of Reorganization.
Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this Proposal.

	Fundname Drop In 1	☐	☐	☐
	Fundname Drop In 2	☐	☐	☐

[ ].	To transact such other business as may properly come before the meeting and any adjournments thereof.
Please vote, date and sign this Proxy Card and return it promptly in the enclosed envelope.